Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal Opportunity Fund, Inc. f/k/a
Nuveen Insured Municipal Opportunity Fund, Inc.

811-06379


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.

The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred Share
s
To approve a new investment
management agreement



   For
         42,200,068
                  -
   Against
           1,930,247
                  -
   Abstain
           1,621,196
                  -
   Broker Non-Votes
         14,202,998
                  -
      Total
         59,954,509
                  -



To approve a new sub-advisory
agreement



   For
         42,047,908
                  -
   Against
           1,999,623
                  -
   Abstain
           1,703,978
                  -
   Broker Non-Votes
         14,203,000
                  -
      Total
         59,954,509
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236557, on June 16, 2014.